UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2020

OneSpaWorld Holdings Limited

(Exact Name Of Registrant As Specified In Its Charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd. Office Number 2 Pineapple Business Park Airport Industrial Park P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas	N/A
(Address Of Principal Executive Offices)	(Zip Code)

(242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 7, 2020, OneSpaWorld Holdings Limited (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, its common shares, par value $0.0001 per share, having an aggregate offering price of up to $50.0 million (the “Shares”). Any Shares sold under the Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-239628), which was declared effective by the Securities and Exchange Commission (“SEC”) on July 22, 2020, the base prospectus filed as part of such registration statement and the prospectus supplement, dated as of the date hereof, filed by the Company with the SEC.

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares from time to time based upon the Company’s instructions, including the number of shares to be issued, the time period during which sales are requested to be made and any minimum price below which sales may not be made. Subject to the terms and conditions of the Agreement, sales of the Shares may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent’s obligations to sell Shares under the Agreement are subject to satisfaction of certain customary closing conditions for transactions of this nature.

The Company will pay the Sales Agent a commission of 3.0% of the aggregate gross proceeds from each sale of Shares for which the Sales Agent acts as an agent and/or principal under the terms of the Agreement. The Company has agreed to provide the Sales Agent with customary indemnification and contribution rights. The Company has also agreed to reimburse the Sales Agent for certain expenses, up to a maximum amount of $50,000, in connection with the offering of the Shares pursuant to the Agreement.

The Agreement may be terminated by the Sales Agent or the Company at any time upon notice to the other party, or by the Sales Agent at any time in certain circumstances, including any suspension or material limitation on the trading of the Company’s common shares on the Nasdaq Capital Market.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated December 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2020	ONESPAWORLD HOLDINGS LIMITED

	By:	/s/ Stephen B. Lazarus
	Name:	Stephen B. Lazarus
	Title:	Chief Operating Officer and Chief Financial Officer

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